Exhibit 10.10

                                    SUBLEASE

         THIS SUB-SUBLEASE (the "Sublease") is entered into as of February 1, 2003 with an effective Commencement Date of January 1, 2003 by and between Sub-Sublandlord and SubSubtenant as set forth below.

                                   WITNESSETH

     1. SUB-SUBLEASE SUMMARY AND DEFINITIONS

1.1 The Sub-Sublease provisions and definitions set forth in this Section 1.1 in summary form are solely to facilitate convenient reference by the parties. If there is any conflict between this Section and any other provisions of this SubSublease, the latter shall control.

     (a)  Sub-Sublandlord's Name               Fair Holdings, Inc.,
                and Address:                   111 Monument Circle Suite 4800
                                               Indianapolis, IN 46204
                                               Attn: Timothy S. Durham

     (b)  Sub-Subtenant's Name and             Obsidian Enterprises, Inc.
                Address:                       111 Monument Circle Suite 4800
                                               Indianapolis, IN 46204
                                               Attn: Jeffrey Osler

     (c)  Sub-Sublease Effective Date:         January 1, 2003

     (d)  Sublandlord's Name and               Bank One, N.A.
          Address:                             c/o Bank One Real Estate
                                               20 South Clark Street, 17th Floor
                                               Mail Code IL 1-0522
                                               Chicago, IL 60603

     (e) Over Sublease: Sublease Agreement for the entire 48`x' floor of the building approximately 15,231 rentable square feet, Commencement Date January 1, 2003 between Sublandlord and Sub-Sublandlord.

     (f)  Overlandlord's Name and              Monument Center, LLC
          Address:                             111 Monument Circle Suite 3350
                                               Indianapolis, IN 46204

     (g)  Overlease:  Lease  Agreement  for Bank One Center Tower dated July 30,
          1987,  as  amended,   between   Overlandlord   and   Sublandlord,   by
          successors-in-interest

     (h)  Building:                            Bank One Tower
                                               111 Monument Circle
                                               Indianapolis, IN 46204

     (i) Sublease Premises: Entire 48th Floor of the Building - approximately 15, 231 rentable square feet

     (j)  Sub-Sublease Premises: See Exhibit "A"

     (k)  Sub-Sublease Commencement January 1, 2003 Date:

     (l)  Sub-Sublease Expiration Date: December 31, 2003

     (m)  Base Rent:
Monthly Base Rent  Additional Profit Sharing Base Rent   Monthly Total  Annual
$3,675.12                   $822.58                        $4497.70   $53,972.40

*Base Rent adjusted in subsequent years per Section 4.5

     (n) Operating Expenses and Additional Rent, Sub-Subtenant to pay its proportionate share per section 4.2.

2.   SUBLEASE GRANT

     2.1 By the Overlease described above, Overlandlord leased to Sublandlord certain space (the "Leased Space") in the Building in accordance with the terms of the Overlease. A copy of the Overlease has been provided to Subtenant.

     2.2 Sublandlord leased to Subtenant (also, "Sub-Sublandlord" herein) the entire 48`x' Floor of the Building, upon and subject to the provisions of the Sublease and the Overlease, (the "Subleased Premises").

     2.3 Sub-Sublandlord hereby leases to Sub-Subtenant and Sub-Subtenant hereby leases from Sub-Sublandlord, upon and subject to the provisions of this Sub-Sublease, the Sublease and the Overlease, the square feet of rentable area as set forth in Exhibit "A" and the use and enjoyment of the "common shared" areas of the 48th Floor (the "Sub-Sublease Premises").

3.   SUB-SUBLEASE TERM

     3.1  The  term  of  this  Sub-Sublease   shall  commence  on  the  Sublease
          Commencement Date and end on the Sublease Expiration Date as defined above.

     3.2 This Sub-Sublease shall automatically renew for successive one-year terms with Base Rent for such renewal terms calculated as set forth in
          Section 4.5 below and subject to  termination  as specified in Section
          14.

4.   RENT AND OTHER CHARGES

     4.1 Sub-Subtenant agrees to pay to Sub-Sublandlord at 111 Monument Circle, Suite 4800, Indianapolis, IN 46204 as rent ("Base Rent") the amounts set forth in Section 1.1 (m) hereof. Base Rent is payable in advance and without demand, at Sub-Sublandlord's office at 111 Monument Circle, Suite 4800, Indianapolis, IN 46204, Attn: Timothy S. Durham (or such other locations as Sub-Sublandlord shall designate) in equal monthly installments, on the first day of each month during the Sublease Term without any set-off, off-set, abatement or reduction whatsoever. If the Sub-Sublease Term commences other than on the first day of a month or ends other than on the last day of the month, the Base Rent for such month shall be prorated.

     4.2 Commencing with calendar year 2004, Sub-Subtenant shall pay as Additional Rent the amount, if any, determined by multiplying (a) the amount (expressed in Dollars and/or Cents per rentable square foot) by which Sub-Sublandlord's share of Operating Expenses (as defined in and determined in accordance with the Overlease) for each calendar year during the Sub-Sublease Term, exceeds SubSublandlord's share of Operating Expenses as finally determined for calendar year 2003 by (b) the rental square feet of the Sub-Subleased Premises and
          SubSubtenant's percentage share of the common shared area. Sub-Subtenant shall pay such amounts to Sub-Sublandlord within five
          (5) days of the notice of amount due. Additional Rent payable pursuant to this Section 4.2 shall be based solely upon actual payment made by Sublandlord pursuant to the Overlease.

     4.3 As used in this Sub-Sublease, "Rent" shall mean the Base Rent, the Additional Rent, and all other monetary obligations provided for in this Sub-Sublease to be paid by Sub-Subtenant.

     4.4 In the event the rent is not paid when due as aforesaid, interest shall accrue thereon at the lesser of 18% per annum or the maximum rate permitted by law. In addition, if the rent is not paid by the tenth day of any given month, Sub Subtenant shall pay as a late charge to Sub-Sublandlord an additional amount equal to five percent (5%) of the rent which is due, but not less than $25 in order to compensate Sub-Sublandlord for its administrative and other overhead expenses. Any such late charge or interest payment shall be payable as
          Additional Rent under this Sub-Sublease and shall be payable immediately on demand.

     4.5 It is the intent of the Sub-Sublandlord and the Sub-Subtenant to rent the common facilities on the 48`h Floor (the "Obsidian Conference Center") for use by third parties. Use fees and other charges for the Obsidian Conference Center shall be established by Sub-Sublandlord from time to time and an accounting of all such use fees and other charges shall be maintained by Sub-Sublandlord. Annually, Sub-Sublandlord shall notify Sub-Subtenant of the Profit (Loss) generated from operations of the Obsidian Conference Center. In the event of a profit from such operations, Sub-Subtenant shall be entitled to a "subsidy" credit against Base Rent for the ensuing Sub-Sub Lease Term equal to Profit x 31.94 %. Which subsidy shall be prorated monthly over the subsequent year's Sub-Sub Lease Term. In the event of a loss the loss x 31.94% shall be added to Sub-Subtenant's Base Rent. The books and records of the operation of the Obsidian Conference Center are available for examination by Sub-Subtenant upon five (5) days written notice to Sub-Sublandlord; however, only during normal business hours.

5.   USE OF SUB-SUBLEASED PREMISES

     5.1  Sub-subtenant agrees that the Sub-Subleased Premises shall be occupied
          only  as   executive,   administrative   and   general   offices   for
          Sub-Subtenant's business.

6.   ASSIGNMENT OR UNDERLETTING

     6.1 Without the express consent of Sub-Sublandlord, Sub-Subtenant shall not (a) assign this Sub-Sublease, nor (b) permit this Sub-Sublease to be assigned by operation of law or otherwise, nor (c) underlet all or any portion of the Sub Subleased Premises, nor (d) permit any space therein to be occupied by others. 7. ALTERATIONS

7.   ALTERATIONS

     7.1 Sub-Subtenant shall make no changes, alterations, additions, improvements or decorations in, to or about the Sub-Subleased Premises without Overlandlord, Sublandlord and Sub-Sublandlord's prior written consent and in compliance with the terms of the Overlease.

8.   TERMS OF THE OVERLEASE

     8.1 Except as herein otherwise expressly provided and except for the obligation to pay rent and additional rent under the Overlease, all of the terms, covenants, conditions and provisions in the Overlease are hereby incorporated in, and made a part of this Sub-Sublease, and such rights and obligations as are contained in the Overlease are hereby imposed upon the respective parties hereto; the SubSublandlord herein being substituted for the Landlord in the Overlease, and the Sub-Subtenant heren being substituted for the Tenant named in the Overlease; provided, however, that the Sub-Sublandlord herein shall not be liable for any defaults by Overlandlord and, if Overlandlord is not the fee owner, the owner in fee of the land and Building of which the Sub-Subleased Premises are a part. If the Overlease shall be terminated for any reason during the term hereof, then and in that event this Sub-Sublease shall thereupon automatically terminate and SubSublandlord shall have no liability to Sub-Subtenant by reason thereof.

     8.2 This Sub-Sublease is subject to any amendments and supplements to the Overlease hereafter made between Overlandlord and Sublandlord, provided that any such amendment or supplement to the Overlease will not prevent or adversely affect the use by Sub-Subtenant of the Sub-Subleased Premises in accordance with the terms of this Sub-Sublease, increase the obligations of Sub-Subtenant or decrease its rights under the Sub-Sublease or in any other way materially adversely affect Sub-Subtenant.

     8.3 This Sub-Sublease is subject and subordinate to the Overlease and to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the Sub-Subleased Premises are a part and all renewals, modifications, replacements and extensions of any of the foregoing. This Section 8.3 shall be self-operative and no further instrument of subordination shall be required. To confirm such subordination, Sub-Subtenant shall execute promptly any certificate that Sub-Sublandlord may request.

     8.4 Notwithstanding any other provisions of this Sub-Sublease, if there are any provisions in the Overlease that pertain to Sub-Sublandlord's rights regarding:

          (a)  any option to renew the Sublease Term;
          (b)  any option to expand the Subleased Premises;
          (c)  any exclusive uses in favor of Sublandlord;
          (d) any signage rights (or rights regarding the name of the Building) in favor of Sublandlord;
          (e) any tenant finish or other construction obligations or rights to any tenant finish allowances;
          (f) any parking rights of Sublandlord other than spaces assigned with the Sub-Lease space;
         (g) any other provisions of the Overlease that apply uniquely to Sublandlord's needs as a bank;
          (h) any rights to assign or sublease the Leased Space or to receive any proceeds therefrom; or
          (i) any rights to audit Overlandlord's books and records or protest property tax valuations.

          Then each provision shall not be incorporated herein and Sub-Subtenant shall not have any rights or benefits thereunder.

9.   WAIVER AND INDEMNITY

     9.1 Sub-Subtenant agrees that to the extent not expressly prohibited by law, SubSublandlord, Sublandlord and Overlandlord, their officers, agents and employees, shall not be liable for (not shall rent abate as a result of) any direct or consequential damage (including damage claimed for actual or constructive eviction) either to person or property, sustained by Sub-Subtenant or by other persons, due to the Building or any part thereof or any appurtenances thereof becoming out of repair, or due to the happening of any accident in or about the Building, or due to any act or neglect of any tenant or occupant of the Building, or of any other person.

     9.2 Sub-Subtenant shall protect, indemnify and save Sub-Sublandlord, Sublandlord and Overlandlord and their officers, agents, servants and employees harmless from and against any and all obligations liabilities, costs, damages, claims and expenses of whatever nature arising from injury to persons or damage to property on the Sub-Subleased Premises or in or about the Building arising out of or in connection with Sub-Subtenant's use or occupancy of the Sub-Subleased Premises or Sub-Subtenant's activities in the Building, or arising from any act or negligence of Sub-Subtenant, or its agents, contractors, servants, employees or invitees.

10.  CONDITION OF SUB-SUBLEASED PREMISES

     10.1 Sub-Subtenant has examined the Sub-Subleased Premises,is aware of the physical condition thereof, and agrees to take the same "as is", with the understanding that there shall be no obligation on the part of Sub-Sublandlord to incur any expense whatsoever in connection with the preparation of the Sub-Subleased Premises for Sub-Subtenant's occupancy thereof. Any work performed by Sub-Subtenant shall be in accordance with the terns of the Overlease.

11.  CONSENT OF OVERLANDLORD

     11.1 Sub-Sublandlord makes no representation with respect to obtaining Overlandlord's approval of this Sub-Sublease and in the event that Overlandlord notifies Sub-Sublandlord that Overlandlord will not give approval, Sub Sublandlord will so notify Sub-Subtenant and upon receipt of such notification by Sub-Sublandlord of the disapproval by Overlandlord, this Sub-Sublease shall be deemed to be null and void and without force or effect, and Sub-Sublandlord and Sub-Subtenant shall have no further obligations or liabilities to the other with respect to this Sub-Sublease.

     11.2 Except as otherwise specifically provided herein, wherever in this Sub-Sublease Sub-Subtenant is required to obtain Sub-Sublandlord's consent or approval, SubSubtenant understands that Sub-Sublandlord may be required to first obtain the consent or approval of Sublandlord or the Overlandlord. If Overlandlord should refuse such consent or approval,. Sub-Sublandlord shall be released of any obligation to grant its consent or approval whether or not Overlandlord's refusal, in Sub-Subtenant's opinion, is arbitrary or unreasonable.

12.  DEFAULT

     12.1 Sub-Subtenant acknowledges that the services to be rendered to the SubSubleased Premises are to be rendered by Overlandlord. Anything in this SubSublease to the contrary notwithstanding, if there exists a breach by Sublandlord or Sub-Sublandlord of any of its obligations under this Sub-Sublease and, concurrently, a corresponding breach by Overlandlord under the Overlease of its obligations under the Overlease exists, Sub-Sublandlord and Sublandlord shall not be responsible or liable therefore.

     12.2 Anything contained in any provisions of this Sub-Sublease to the contrary notwithstanding, Sub-Subtenant agrees, with respect to the Sub-Subleased Premises, to comply with and remedy any default claimed by Overlandlord and caused by Sub-Subtenant, within the period allowed to Sublandlord as tenant under the Overlease, even if such time period is shorter than the period otherwise allowed in the Overlease, due to the fact that notice of default from Sublandlord to Sub-Subtenant is given after the corresponding notice of default from Overlandlord.
          Sub-Sublandlord agrees to forward to Sub-Subtenant, upon receipt thereof by Sub-Sublandlord, a copy of each notice of default received by Sublandlord in its capacity as tenant under the Ovelease. Sub-Subtenant agrees to forward to Sub-Sublandlord, upon receipt thereof, copies of any notices received by Sub-Subtenant with respect to the Subleased Premises from Overlandlord or from any governmental authorities. In additional to other remedies of Sub- Sublandlord hereunder and by law, Sub-Subtenant agrees that in the event of a default by Sub-Subtenant of any of the terms of this Sub-Sublease, SubSublandlord may perform such obligations on behalf of Sub-Subtenant and SubSubtenant shall immediately reimburse Sub-Sublandlord for the costs of same.

     12.3 If and  whenever  there  shall  occur  any  event of  default  of this
          Sub-Sublease, SubSublandlord may, at Sub-Sublandlord's option, exercise any remedy or right given under the Overlease or by law or equity. All rights and remedies specifically granted to Sub-Sublandlord herein shall be cumulative and not mutually exclusive.

13.  SUB-SUBLANDLORD REPRESENTATION

     13.1 Sub-Sublandlord represents (a) that it is the holder of the interest of the Subtenant under the Sublease and (b) that the Sublease is in full force and effect.

14.  TERMINATION SURRENDER AND HOLDING OVER

     14.1 Upon expiration of the Sub-Sublease Term, of if, at any time prior to such expiration, this Sub-Sublease shall be terminated for any reason, Sub-Subtenant shall immediately quit and surrender up to
          Sub-Sublandlord possession of the Sub-Sublease Premises. If the Sub-Subtenant does not completely vacate the Sub-Subleased Premises (including the removal of all personal property and fixtures required to be removed and the return of the Sub-Subleased Premises to Sub-Sublandlord in the condition required under the Overlease) by the SubSublease Expiration Date or earlier termination of this Sub-Sublease, SubSubtenant shall indemnify and hold harmless Sub-Sublandlord in respect of any and all holdover charges or penalties imposed under the Overlease upon SubSublandlord in respect of the entire Sub-Leased Space and in respect of any and all costs, liabilities or expenses (including attorneys fees) suffered by SubSublandlord in respect of same, as and when such costs, liabilities or expenses are incurred. In this regard, Sub-Subtenant shall, if requested by Sub-Sublandlord, in Sub-Sublandlord's sole discretion, defend Sub-Sublandlord against any action or proceeding brought against Sub-Sublandlord which arises out of such holdover. Any holding over after the expiration or earlier termination of this Sub-Sublease without the written consent of Sub-Sublandlord shall be construed to be a tenancy from month to month and Sub-Subtenant shall pay a holdover charge for each month or partial month that Sub-Subtenant remains in the Sub-Subleased Premises after the Sub-Sublease Expiration Date or earlier termination, such holdover charge to be equal to 200% of the Sub-Subtenant's Rent under the SubSublease in effect at such time, and shall otherwise be subject to the terms and conditions of this Sub-Sublease. Any holding over without Sub-Sublandlord's written consent shall constitute a default by Sub-Subtenant and entitle SubSublandlord to exercise any remedies set forth herein or available under other applicable law.

     14.2 This Sub-Sublease shall automatically renew for subsequent one year terms unless terminated by not less than thirty (30) days written notice from Sub-Sublandlord or Sub-Subtenant herein. The effect of this provision shall be that each party hereto shall have the right to terminate this Sub-Sublease upon thirty (30) days written notice to the other party.

15.  NO WAIVER

     15.1 The failure of Sub-Sublandlord to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Sub-Sublease or of any of the Rules and Regulations set forth or hereafter adopted by Sub-Sublandlord, shall not preempt a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Sub-Sublandlord of rent with knowledge of the breach of any covenant of this Sub-Sublease shall not be deemed a waiver of such breach and no provision of this Sub-Sublease shall be deemed to have been waived by Sub-Sublandlord unless such waiver be in writing signed by Sub-Sublandlord. No payment by Sub-Subtenant or receipt by Sub-Sublandlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Base Rent, Additional Rent or other charge due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Sub-Sublandlord may accept such check or payment without prejudice to Sub-Sublandlord's right to recover the balance of such Base Rent, Additional Rent or other charge, or pursue any other remedy in this Sub-Sublease provided. No act or thing done by SubSublandlord or Sub-Sublandlord's agents during the term hereby demised shall be deemed an acceptance of a surrender of the demised premises and no agreement to accept such surrender shall be valid unless in writing signed by SubSublandlord. No employee of Sub-Sublandlord or agent of Sub-Sublandlord shall have any power to accept the keys of the demised premises prior to the termination of the Sub-Sublease and the delivery of keys to any such agent or employee shall not operate as a termination of the Sub-Sublease or a surrender of the demised premises.

16.  NOTICES

     16.1 Any notice, demand or communication which, under the terms of this SubSublease or under any statute or municipal regulation must or may be given or made by the parties hereto, shall be in writing and given or made by mailing the same by registered or certified mail, return receipt requested or by a recognized overnight courier to the address and person designated in Section 1.1 (a) and (b) herein.

     16.2 Either party, however, may designate such new or other address to which such notices, demands or communications thereafter shall be given, made or mailed by notice (given in the manner prescribed herein). Any such notice, demand or communication shall be deemed given or served, as the case may be, on the date of the posting thereof. In the event Sub-Subtenant's address is not set forth above, notice to Sub-Subtenant shall be deemed sufficient if sent to the Subleases Premises.

17.  PARTIAL INVALIDITY

     17.1 If any provision of this Sub-Sublease or the application thereof to any person or circumstance shall, to any extent, be valid or unenforceable, the remainder of the Sub-Sublease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Sub-Sublease shall be valid and enforceable to the full extent permitted by law.

18.  MISCELLANEOUS


     18.1 Where   applicable,   Sub-Subtenant   shall  be  responsible  for  all
          additional costs incurred as a result of this Sub-Sublease including, but not limited to, security cards, keys and parking cards.

     18.2 This Sub-Sublease may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     18.3 This Sub-Sublease constitutes and contains the entire agreement between the parties and supersedes all prior agreements, representations and understandings between the parties relating to the subject matter of this Sub-Sublease. No oral understanding, statements, promises or inducements contrary to the terms of this Sub-Sublease exist.

     18.4 This Sub-Sublease shall inure to the benefit of all the parties hereto, their successors and (subject to the provisions hereof) their assigns.

     18.5 This Sub-Sublease is subject to the conditions stated in Section 7.4 of the Overlease.

19.  PARKING

     19.1 Sublandlord has provided Subtenant with fifteen (15) parking spaces in the Building parking facility pursuant to the terms of Section 22.5 of the Overlease. Upon request Sub-Subtenant may lease one or more of such parking spaces at Sub-Subtenant's sole expense.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals on the day and year first above written.

                                        Sub-Sublandlord:

                                        FAIR HOLDINGS, INC.


                                        By: /s/ Timothy S. Durham
                                           -----------------------------------
                                        Name: Timothy S. Durham
                                        Title: Chairman

                                        Sub-Subtenant:

                                        Obsidian Enterprises, Inc.


                                        By: /s/ Timothy S. Durham
                                           -----------------------------------
                                        Name: Tim Durham
                                        Title: Chairman and CEO

                                  Exhibit "A"

                                 Sub-Subtenant

                           Obsidian Enterprises, Inc.


Sub-Sublease Premises:

Four  offices on north wall and one office on south wall and small  kitchen

646 sq. ft.

31.94% of shared common area